Exhibit 10.21

ETI-MNA LLC
300 First Stamford Place,
Second Floor West
Stamford, CT 06902

July 13, 2023

CF Acquisition Corp. VIII
110 East 59th Street
New York, New York 10022
Email: CFVIII@cantor.com
Attention: Chief Executive Officer

Re: Approval Rights

Dear Mr. Lutnick:

Reference is made to that certain Agreement and Plan of Merger (the “Merger Agreement”) dated as of October 9, 2022 by and among CF Acquisition Corp. VIII (“Acquiror”), Sierra Merger Sub, Inc., BTC International Holdings, Inc. (“BTC”) and XBP Europe, Inc. (the “Company”). Any capitalized term used but not defined in this letter agreement will have the meaning ascribed to such term in the Merger Agreement.

For good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereto covenant and agree as follows:

1. Approval Rights. Subject to the consummation of the Closing, during the period beginning on the Closing Date and ending on the first anniversary of the Closing Date (the “Term”), without the prior written consent of ETI-MNA LLC (“ETI-MNA”), Acquiror shall not, and shall cause its current and future Subsidiaries (including the EMEA Companies) not to, directly or indirectly, by amendment, merger, consolidation, recapitalization, reorganization, liquidation, reclassification or otherwise: issue or grant, or agree to issue or grant, any equity securities of Acquiror or any of its current or future Subsidiaries (including but not limited to shares of Acquiror Common Stock or Acquiror Preferred Stock), or any instruments convertible into or exchangeable for any such securities (any such securities or instruments, “Acquiror Securities”), except for issuances of (and agreements to issue) Acquiror Class A Common Stock during the Term that in the aggregate do not exceed ten percent (10%) of the total number of outstanding shares of Acquiror Class A Common Stock as of the Closing Date (the “Cap”), giving effect to all issuances, redemptions and forfeitures contemplated by the Merger Agreement and the Ancillary Agreements to be made in connection with the Closing; provided, however, that the Company shall be permitted to enter into any (i) pro rata subdivision of shares (by stock split, recapitalization or otherwise) or reclassification into a greater number of Acquiror Securities, or (ii) pro rata combination of shares (by combination, reverse stock split or otherwise) or reclassification into a smaller number of Acquiror Securities, in each case, reasonably necessary to maintain compliance with Nasdaq listing requirements, and in which case the Cap shall be proportionately adjusted to give effect to any such subdivision, combination or reclassification.

2. Material Non-Public Information. If in connection with any request for ETI-MNA consent under this letter agreement, Acquiror or any of its Representatives discloses information to ETI-MNA or any of its Representatives that, in Acquiror’s good faith judgment (based on the advice of outside counsel), constitutes material non-public information, Acquiror shall either (a) publicly disclose such material non-public information on or before the time the Nasdaq stock exchange opens on the fifth (5th) Business Day following ETI-MNA’s response to such request

(the “Expiration Time”) or (b) notify ETI-MNA in writing prior to the Expiration Time of Acquiror’s good faith determination (based on the advice of outside counsel) that such information no longer constitutes material non-public information and shall not, in and of itself, restrict ETI-MNA’s ability to trade in the Acquiror’s securities under applicable securities laws.

3. Termination. This letter agreement shall terminate on the one-year anniversary of the Closing Date.

4. General. Sections 9(b), (c), (d), (e), (f), (g), (h) excluding the proviso to the first sentence thereof, (i), (j), (k), (l), (m), (o), (p) and (q) of the Sponsor Support Agreement shall apply to this letter agreement mutatis mutandis.

[Signature page follows.]

Sincerely,
ETI-MNA LLC
By:	/s/ Matt Brown
Name: Matt Brown
Title: President ETI-MNA

Understood and agreed:

CF ACQUISITION CORP. VIII
By:	/s/ Howard W. Lutnick
Name: Howard W. Lutnick
Title: Chief Executive Officer

[Signature Page to Letter Agreement between CF Acquisition Corp. VIII and ETI-MNA, LLC —
Project Sierra — Approval of Equity Issuances by XBP Europe]